Exhibit 10.16

[***] Certain information in this document has been omitted from this exhibit pursuant to Item 601(b) of Regulation S-K because it is not material.

EXCLUSIVE OPTION AGREEMENT

This Option Agreement (“Option” or “Agreement”) between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Graphite Bio, Inc., a Delaware corporation (“Graphite”), having a principal place of business at 279 East Grand Ave., South San Francisco, CA 94080, is effective on the 12th day of April, 2021 (“Effective Date”).

1.	BACKGROUND

Stanford has assignments of certain inventions listed below from the laboratory of Professor Matthew Porteus (“Principal Investigator”) related to guide RNAs for gene editing:

(A)

[***], entitled “[***]”. The invention described in Stanford Docket [***] is co-owned by Stanford and [***] and was made in the course of research supported by the National Institute of Health, Amon G. Carter Foundation, Danish Council for Independent Research, and Myotonic Dystrophy Foundation.

(B)	[***], entitled “[***]”. The invention was made in the course of research supported by the Amon G. Carter Foundation and a gift from Joe Lacob;

(C)	[***], entitled “[***]”. The invention was made in the course of research supported by the Amon G. Carter Foundation and a gift from Joe Lacob.

(D)

[***], entitled “[***]”. The invention was made in the course of research supported by the Amon G. Carter Foundation and a gift from Joe Lacob. Since no patent application has yet been filed for this case, Graphite understands and agrees that there may be additional sponsors;

(E)

[***], entitled “[***]” and the related US provisional patent application [***]. The invention was made in the course of research supported by the National Institute of Health (NIH), the National Organization for Rare Disorders (NORD), and the Thrasher Research Fund; and

(F)

[***], entitled “[***]”. The invention was made in the course of research supported by the California Institute of Regenerative Medicine (“CIRM”) and the Department of Veterans Affairs (“VA”). Therefore, any option or subsequent license is/will be subject to the terms of the: (1) CIRM grant and (2) an Invention Management Agreement (IMA) between the VA and Stanford, with an effective date of August 24, 2017 that authorizes Stanford to exclusively manage certain inventions on behalf of both Stanford and the VA, provided VA has provided an official notification. Stanford has not yet received such notification but is in the process of obtaining one. To date, the invention has been managed by the Stanford.

(G)	[***], entitled “[***]”. The invention was made in the course of research supported by the National Institutes of Health (NIH).

(H)	[***], entitled “[***]”. The invention described in Docket [***] is subject to [***] and was made in the course of research supported by the National Institute of Health.

(I)	[***], entitled “[***]”. The invention was made in the course of research supported by the National Institute of Health.

Stanford and Graphite are parties to that certain Exclusive License Agreement effective December 7, 2020 (the “Existing License Agreement”).

Stanford wants to have these additional inventions perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.

The parties agree as follows:

2.	DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the following terms, whether used in the singular or the plural, shall have the meanings specified below.

2.1

“Affiliate” means any person, corporation, or other business entity which controls, is controlled by, or is under common control with Graphite; and for this purpose, “control” of a corporation means the direct or indirect ownership of more than fifty percent (50%) of its voting stock, and “control” of any other business entity means the direct or indirect ownership of greater than a fifty percent (50%) of the equity interests in such entity with the power to direct the management and policies of such entity. A person or entity shall be deemed an Affiliate only for so long as such control exists.

2.2	“Amended License Agreement” has the meaning set forth in Section 3.1.

2.3	“[***]” means [***].

2.4	“CIRM” has the meaning set forth in the preamble.

2.5	“Commercialization Plan” means a reasonably detailed business plan for each contemplated product and service containing, but not limited to, the following information: [***].

2.6	“[***]” has the meaning set forth in [***].

2.7	“Exclusive” means that, subject to Sections 3 and 4, Stanford will not grant further licenses under the Optioned Patents in the Option Field of Use in the Licensed Territory.

2.8	“Exclusively Licensed” shall have the meaning ascribed to the term “Exclusive” as set forth in the Existing License Agreement, as it may be amended from time to time.

2.9	“Exercise of Option Notification” has the meaning set forth in Section 4.1(A).

2.10	“Existing License Agreement” has the meaning set forth in the preamble.

2.11	“Initial Field of Use” shall have the meaning set forth in the Existing License Agreement, as it may be amended from time to time.

2.12	“Licensed Patents” shall have the meaning set forth in the Existing License Agreement, as it may be amended from time to time.

2.13	“Licensed Product” means a product, method or service in the Option Field of Use or Initial Field of Use:

(A)	the making, having made, using, importing or selling of which, absent the License Agreement, infringes, induces infringement, or contributes to infringement of an Optioned Patent; or

(B)	which is made with, uses or incorporates any Optioned Technology.

2.14	“Licensed Technology” shall have the meaning ascribed to the term “Technology” as set forth in the Existing License Agreement, as it may be amended from time to time.

2.15

“Licensed Territory” means worldwide; provided, however, that to the extent Stanford does not have a right as of the Effective Date to grant the licenses contemplated by Section 3.1 below under any of the Optioned Patents in the Option Field of Use worldwide, the “Licensed Territory” with respect to such Optioned Patents shall exclude such jurisdictions in which Stanford does not have such right; and provided further, however, that Graphite shall have the right to reduce the Licensed Territory from worldwide to a list of specified jurisdictions upon written request to Stanford.

2.16	“List of Indications” means the following diseases or indications:

(A)	[***], Gaucher Disease, Krabbe Disease, and [***];

(B)	[***];

(C)	Cystic Fibrosis; and

(D)	Hemophilia A/B, Alpha-1 Antitrypsin Deficiency, Hereditary Angioedema, and [***].

2.17	“Negotiation Period” has the meaning set forth in Section 4.2.

2.18	“New License Agreement” has a meaning set forth in Section 3.1.

2.19	“Option” has the meaning set forth in Section 3.1.

2.20

“Option Field of Use” means human prophylactics and therapeutics, specifically excluding commercialization of research reagents, research tools, reagent kits, diagnostics and research products, solely for the following indications:

(A)

“CCR5 Integration Program Field of Use”: treatment of diseases though insertion of a construct into the CCR5 locus, including the treatment of [***], Gaucher Disease, Krabbe Disease, & [***]. Stanford Docket [***].

(B)	“Primary Immunodeficiency Program Field of Use”: treatment of [***]. Stanford Dockets [***].

(C)	“Cystic Fibrosis Program Field of Use”: treatment of Cystic Fibrosis. Stanford Dockets [***].

(D)

“Alpha Globin Program Field of Use”: treatment of diseases though insertion of a construct into the alpha-globin locus, including the treatment of Hemophilia A/B, Alpha-1 Antitrypsin Deficiency, Hereditary Angioedema, [***]. Stanford Dockets [***].

2.21	“Optioned Patents” means:

(A)

Stanford’s and the VA’s rights in the patent applications and patents set forth in Exhibit B, and any divisionals, continuations, Continuations-in-Part (as defined below), or substitute applications; any patents issued or granted from any such patent applications; any reissues, renewals, reexamination, extension (including by virtue of any supplementary protection certificate) of any such patents; any confirmation patents, inventor’s certificates, applications for inventor’s certificate or registration patents or patents of addition based on any such patents; and all foreign counterparts or equivalents in any country or jurisdiction of any of the foregoing patent applications and patents. “Continuation-in-Part” means any claims of any continuation-in-part patent application to the extent the claims are entirely supported in the parent application’s original specification and entitled to the parent application’s priority date.

(B)

Subject to any Third-Party restrictions or sponsor obligations, Stanford’s rights in unfiled patents related to the Stanford Dockets included in the Option Fields of Use and solely developed in the laboratory of Matthew Porteus, as Stanford and Graphite mutually agree in their sole discretion and as set forth in an amendment to this Agreement.

2.22

“Optioned Technology” means Stanford’s and the VA’s rights in the additional know-how, data and materials specifically listed in Exhibit A to this Agreement or as amended by the mutual written agreement of the parties during the Option Period or for up to six (6) months after the effective date of execution of the Amended License Agreement or New License Agreement by the Parties, provided that such Optioned Technology: (a) was developed in the laboratory of Principal Investigator, (b) exists as of or is developed within six (6) months after the effective date of the Amended License Agreement or New License Agreement and for which Stanford has received a consent in writing from the Principal Investigator and/or other lead contributors, (c) is necessary or useful for research, development or commercialization of Licensed Products, (d) is unpublished, and (e) is not covered by any Third Party rights that would prevent delivery to Graphite.

Optioned Technology may or may not be confidential in nature. The Optioned Technology identified as Exclusive under the heading “Exclusivity” in Exhibit A shall be referred to herein as the “Exclusive Technology.” The Optioned Technology identified as Non-Exclusive under the heading “Exclusivity” in Exhibit A shall be referred to herein as the “Nonexclusive Technology.”

2.23	“OTL” has the meaning set forth in Section 4.1(B).

2.24	“Principal Investigator” has the meaning set forth in the preamble.

2.25	“Right to Use” has the meaning set forth in Section 3.1.

2.26	“Rx Field of Use” means human prophylactics and therapeutics, excluding commercialization of research reagents and research products.

2.27

“Stanford Indemnitees” means Stanford, VA, Stanford Health Care, Lucile Packard Children’s Hospital at Stanford and their respective trustees, officers, employees, students, agents, faculty, representatives, and volunteers.

2.28	“Third Party” means any person or entity other than Stanford, Graphite or Graphite’s Affiliates.

2.29	“VA” has the meaning set forth in the preamble.

3.	GRANT

3.1

Grant. Subject to the terms and conditions of this Agreement, Stanford grants Graphite (a) the right to use the Optioned Patents and Optioned Technology during the Term and only in the Option Field of Use (the “Right to Use”), solely to provide the Optionee the opportunity to determine its interest in exercising the Option; and (b) a time-limited Option (the “Option”) to elect to obtain, during the Negotiation Period (as defined below), a license under Stanford’s rights in (i) Optioned Patents and Optioned Technology for the Option Field of Use and Initial Field of Use and (ii) Licensed Patents and Licensed Technology for the Option Field of Use, in each case, to make, have made, use, import, offer to sell and sell and otherwise commercially exploit Licensed Products and Technology in the Licensed Territory through either an amendment to the Existing License Agreement (“Amended License Agreement”) or through a separate license agreement (“New License Agreement”). Such license under Optioned Patents and Licensed Patents, including the right to sublicense, shall be Exclusively Licensed in the indications specified at the time of exercise within the Option Field of Use and in the Initial Field of Use. Such license under the Exclusive Technology, including the right to sublicense, shall be (1) Exclusively Licensed in the indications specified at the time of exercise within the Initial Field of Use and in the Option Field of Use and (2) non-exclusive in the any other fields within the Rx Field of Use. Such license under the Nonexclusive Technology shall be non-exclusive in all fields in the Rx Field of Use. The Parties agree that the term “indications specified at the time of exercise” as used above is not intended to be limiting and, among other means of identification, may be specified by a list of specific indications, by therapeutic area or by site of insertion of a construct, and in cases of specification by site of insertion of a construct, the Parties may agree on a process akin to that described in Section 4.1(B) to ensure that the applicable Optioned Patents may be exploited for indications that are not being, and not intended to be, researched, developed or commercialized by Graphite, its Affiliates or sublicensees. The Right to Use does not give Graphite any right to import, sell or offer to sell Licensed Products prior to entering into an Amended License Agreement or a New License Agreement. During the Option Period (and if Graphite exercises the Option, during the Negotiation Period), unless otherwise agreed to by Graphite in writing in its sole and absolute discretion, Stanford will not grant to any third party any right or license, or option to negotiate or acquire a right or license, under Stanford’s interest in the Optioned Patents or Technology in the Option Field of Use or Initial Field of Use to make, have made, use, import, offer to sell and sell or otherwise commercially exploit: (x) the Licensed Products in the Licensed Territory, nor (y) the Optioned Patents in any manner that diminishes the ability of Graphite to receive the full benefit of the Option. The Right to Use specifically excludes right under the Optioned Patents and Optioned Technology to use Licensed Products in humans. The parties hereby agree that [***].

3.2

Term. Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, the term of the right to elect to exercise this Option shall commence on the Effective Date and expires 12 months from the Effective Date, or upon Graphite’s termination as provided in Section 4.1 below. Any termination or expiration of this Agreement will not relieve Graphite of its obligation to pay any fees or monies, including the Option fee, due or owing at the time of termination or expiration and will not impair any accrued rights of Stanford. Graphite may elect to extend the term of the Option in 1-year increments for a maximum of 2.0 years so that the total term of this Option may not exceed 3.0 years, provided that:

(A)	Graphite gives 30 days’ prior notice to Stanford for each of the two extensions;

(B)	Stanford and Graphite mutually agree (not to be unreasonably withheld) to each] extension provided Graphite is in compliance with its obligations under Section 7; and

(C)	Graphite pays the appropriate compensation under Section 8.1.

4.	EXERCISE OF OPTION

4.1	Exercise.

(A)

If [***] or Stanford otherwise agrees in writing, Graphite may exercise this Option by providing written notice to Stanford that includes Optioned Patents and Optioned Technology under one or more of the Option Field of Use. If [***], Graphite may only exercise this Option for Optioned Patents [***], by providing written notice to Stanford that includes Optioned Patents and Optioned Technology under one or more of the Option Field of Use. The Parties will then determine in good faith whether such Option Patents or Optioned Technology could be included in the Amended

License Agreement or should be included in a New License Agreement. Graphite may exercise this Option at any time during the term of the Option but prior to the expiration of this Agreement (“Exercise of Option Notification”). Such Exercise of Option Notification shall, (i) identify the particular patent applications, patents and specific indication(s) within the Option Field of Use for which Graphite wishes to obtain a license from Stanford, and (ii) include a written Commercialization Plan for at least one contemplated product and service within the applicable field of use. Stanford shall not be obligated to Graphite in any way to negotiate a license agreement for the Optioned Patents and shall deem that Graphite wishes not to exercise the Option to secure a license agreement if: (a) Graphite fails to notify Stanford its election to exercise the Option to negotiate a license within the required time period; or (b) Graphite fails to provide a Commercialization Plan to Stanford within thirty (30) days after the time it elects to exercise its right to negotiate a license; or (c) Graphite fails to provide Stanford at the time it elects to exercise its right to negotiate a license with a written certification signed by a senior executive officer of Graphite, authorized to provide such certification on behalf of Graphite at the time such certification is provided, that Graphite is in compliance with the terms in Section 7 (Diligence). The Option may be exercised from time to time in one or more parts with respect to one or more Optioned Patents and elements of Optioned Technology in one or more Option Field of Use.

(B)	[***]

4.2

Negotiation. If Graphite has provided Stanford an Exercise of Notification, provided that Graphite is in compliance with the Existing License Agreement, and further provided the Commercialization Plan is reasonably acceptable to Stanford, Graphite and Stanford will promptly commence negotiation of an Amended License Agreement to include or a New License Agreement that includes Optioned Patents and Optioned Technology along with any additional financial terms and diligence milestones commensurate with the value and stage of development of the technology covered by Optioned Patents and Optioned Technology taking into consideration the Commercialization Plan, the scope of license sought by Graphite, industry standards and Stanford’s legal obligations to any third party; provided, however, that Graphite and Stanford acknowledge that absent material and substantial differences between the Option Field of Use being licensed and the Initial Fields of Use licensed under the Existing License Agreement, the financial terms of such Amended License Agreement or New License Agreement would be the same as those set forth in the Existing License Agreement (excluding any grant of additional equity by Graphite). Graphite and Stanford will execute an Amended License Agreement or a New License Agreement no later than 3 months after the date of the Exercise of Option Negotiation. The parties will negotiate the terms in good faith. Notwithstanding any other provision of this Option to the contrary, neither party will be obligated to negotiate a license agreement beyond the period of (i) six (6) months from receipt of Exercise of Option Notification (“Negotiation Period”), or (ii) expiration or termination of the Option, whichever is later unless otherwise mutually agreed in writing by the parties. Without limiting the foregoing sentence, any discussions and/or negotiations between the parties subsequent to the Negotiation Period will not be construed to extend or revive the option granted hereunder or any party’s obligation to negotiate the terms of the license agreement. The parties mutually acknowledge that good-faith negotiations may or may not result in the execution of the license agreement.

4.3	Materials Transfer. To the extent Stanford has legal rights to do so, the exercise of the Option would also include materials transfer of any materials included in the Optioned Technology.

4.4

Retained Rights. Stanford retains the right, on behalf of itself, Stanford Health Care, Lucile Packard Children’s Hospital at Stanford, and all other non-profit research institutions, to practice the Optioned Patent and use Optioned Technology for any non-profit purpose, including sponsored research and collaborations. Graphite agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Optioned Patent against any such institution. Stanford and any such other institution have the right to publish any information included in any Optioned Technology or Optioned Patent.

4.5	Specific Exclusion. Stanford does not:

(A)

grant to Graphite any other licenses, implied or otherwise, to any patents or other rights of Stanford or the VA other than those rights granted under Optioned Patent, regardless of whether the patents or other rights are dominant or subordinate to any Optioned Patent, or are required to exploit any Optioned Patent or Optioned Technology; or

(B)	agree to furnish to Graphite any technology or technological information other than the Optioned Technology or to provide Graphite with any assistance.

(C)	make any representation or warranty, and expressly disclaims any such representation or warranty, express or implied, that it is the sole owner of the Optioned Patents or Optioned Technology.

5.	GOVERNMENT RIGHTS

5.1

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Optioned Patent. They also impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States.” Graphite will ensure all obligations of these provisions are met.

5.2

In addition, due to obligations to CIRM and Department of Veterans Affairs, any rights to [***] are subject to (a) Title 17, California Code of Regulations and the provisions of section 100607 under Title 17 place requirements on Graphite for access to Licensed Product in California (https://www.cirm.ca.gov/our-funding/cirm-stem-cell-grant-regulations). Any unfiled patents of undisclosed technology amended to be included as Optioned Patents or undisclosed Optioned Technology may be subject to further obligations to CIRM.

5.3

The United States Government shall have the nonexclusive, nontransferable, irrevocable, royalty-free, paid-up right to practice or have practiced the Optioned Patent subject to the IMA throughout the world by or on behalf of the United States Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the United States Government is a signatory.

5.4	Graphite certifies that it is in good standing to do business with the federal government regarding debarment, suspension, proposed debarment or other matters rendering them ineligible.

6.	THIRD PARTY OBLIGATION AND RIGHTS:

6.1	This Agreement is further subject to overriding obligations and rights to the VA and CIRM.

7.	DILIGENCE

7.1	Graphite agrees to exercise due diligence in conducting research on potential commercial applications for Optioned Patents and Optioned Technology.

7.2

Graphite shall undertake the requisite research and will spend a minimum of $[***] annually to develop and evaluate Licensed Products in the Option Field of Use to determine its interest in exercising the option.

7.3	Graphite also shall undertake reasonable efforts to:

(A)	For the [***]

(a)	[***]

(b)	[***]

(c)	[***]

(B)	For the [***]

(a)	[***]

7.4

The Parties agree to have a good faith discussion about modifying existing diligence efforts or adding additional diligence efforts for other Option Field of Uses at each extension period to ensure that Graphite still plans to develop those additional Option Field of Uses and amending Section 7.3 above, as appropriate

8.	CONSIDERATION

8.1

In consideration of the grant by Stanford of the Right to Use and Option and for Stanford’s forbearance from licensing other companies in the Option Field of Use during the term of the Option, Graphite will pay Stanford a non-refundable and non-creditable Option fees of:

(A)	$10,000 within 30 days after the Effective Date;

(B)	$10,000 within 30 days after the first anniversary of the Effective Date if the Option Period has been extended for a first additional year; and

(C)	$10,000 within 30 days after the second anniversary of the Effective Date if the Option Period has been extended for a second additional year.

9.	PATENT PROSECUTION

9.1

Prosecution. Subject to Section 9.3, Stanford shall diligently endeavor to prosecute and maintain the United States and foreign patents comprising Optioned Patents. Stanford shall use reasonable efforts to amend any patent application to include claims reasonably requested by Graphite and required to protect the Licensed Products. Stanford understands and agrees that Stanford’s counsel will take instructions only from Stanford, and all patents and patent applications under this Option shall be assigned solely to Stanford.

9.2	Confidentiality. Graphite agrees to keep all documents related to filing, prosecution and maintenance of patent applications confidential.

9.3

Patent Costs. Within 30 days after receiving a reasonably detailed statement of Stanford’s actual costs incurred in the filing, prosecution or maintenance of the Optioned Patents in accordance with Stanford’s usual practice, provided Stanford will provide further details if Graphite requests such for a specific invoice, Graphite will reimburse Stanford for all Optioned Patent’s patenting expenses after the Effective Date and during the term of the Option and any Negotiation Period, including but not limited to interference or reexamination matters, inventorship disputes and opposition proceedings, in each case, reasonably incurred by Stanford after the Effective Date. Stanford will pay the fees prescribed for large entities to the United States Patent and Trademark Office. If Graphite requests that Stanford pay fees prescribed for a small entity, then Graphite will bear all responsibility for notifying Stanford if its status changes to large entity.    Graphite is herein notified that the determination of entity size for the United States Patent and Trademark Office depends not only on the size of Graphite, but also may depend on the size of any companies to which Graphite has granted licenses.

9.4

In the event the Option is terminated under the terms set forth in Section 11 (Termination), Stanford may continue prosecution and/or maintenance of such patent applications or patents at its sole discretion and expense, and Graphite will have no further rights or licenses thereunder.

10.	INDEMNITY

10.1

Indemnification. Graphite will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Graphite under this Agreement, or the breach of this Agreement by Graphite.

10.2

No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise, and regardless of any notice of the possibility of such damages. Except for liability arising under its indemnification obligations under Section 10.1 or for any use by Graphite of the Optioned Patents and Optioned Technology that is outside the scope of the rights to such intellectual property granted to Graphite under this Agreement, Graphite is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise, and regardless of any notice of the possibility of such damages.. Furthermore, despite the obligation to negotiate during the Negotiation Period in good faith, neither Stanford nor Graphite shall have any liability for refusing to compromise on any issue, accepting risks associated with any unresolved legal claim, or for failing to execute any agreement.

10.3	Workers’ Compensation. Graphite will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

10.4

Insurance. During the term of this Agreement, Graphite will maintain such Commercial General Liability Insurance and Product Liability Insurance as are required under the terms of the Existing License Agreement.

11.	TERMINATION

11.1

Termination by Graphite. Graphite agrees to promptly notify Stanford at any time during the term of this Option when Graphite has determined not to exercise the Option. Graphite also agrees to provide Stanford, in reasonable detail, the basis for this determination.

11.2

Termination by Stanford. Stanford may terminate this Agreement upon thirty (30) days written notice to Company if Company is in material breach of its obligations, including but not limited to its payment obligations under Article 6 herein, unless, before the end of the thirty (30) day period, Company has cured the breach or default to the reasonable satisfaction of Stanford and so notifies Stanford in writing, stating the manner of the cure.

11.3

Bankruptcy. This Option will automatically terminate without the obligation to provide thirty (30) days’ notice as set forth in Article 15 upon the filing of a petition for relief under the United States Bankruptcy Code by or against the Graphite as a debtor or alleged debtor.

11.4

No Residual Rights. Upon expiration or termination of this Option, or upon Graphite’s decision not to enter into a License Agreement, whichever is earlier, Graphite will have no residual or other rights in Optioned Patent or Optioned Technology.

12.	STANFORD NAMES AND MARKS

Graphite will not use (i) Stanford’s or the VA’s name or other trademarks, (ii) the name or trademarks of any organization related to Stanford or the VA, or (iii) the name of any Stanford faculty member, employee, student or volunteer or any VA employee. This prohibition includes, but is not limited to, use in press releases, advertising, marketing materials, other promotional materials, presentations, case studies, reports, websites, application or software interfaces, and other electronic media.    Notwithstanding the foregoing, Graphite may include Stanford’s name in factual statements in legal proceedings, patent applications, regulatory filings and, as applicable, in biographies of its officers, directors, employees and advisors. In addition, Graphite may make a short factual statement that identifies Stanford as the grantor of the rights granted under this Agreement to actual or potential investors or acquirers, as well as in the “About Graphite” or other similar section of the Graphite website.

13.	EXCLUSIONS AND NEGATION OF WARRANTIES

13.1

Negation of Warranties. Stanford provides Graphite the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose;

(B)	of non-infringement; or

(C)	arising out of any course of dealing.

13.2	No Representation of Licensed Patent. Graphite also acknowledges that Stanford does not represent or warrant:

(A)	the validity or scope of any Optioned Patent or Optioned Technology; or

(B)	that the exploitation of the Optioned Patents or Optioned Technology will be successful.

14.	CONFIDENTIALITY

14.1

Graphite and Stanford agree that any information disclosed by either party to the other party pursuant to this Agreement, which would, given the nature and context of the disclosure, reasonably be deemed to be proprietary or confidential (“Confidential Information”), shall be maintained in confidence by the receiving Party, and the receiving Party will use all reasonable diligence to prevent disclosure except to necessary personnel including their employees, agents, consultants, contractors, and sponsors of research, provided that such parties are bound by a like duty of confidentiality as that found in this Section 14. Graphite’s and Stanford’s obligations under this confidentiality clause shall remain in effect for the Term and a period of three (3) years thereafter. Graphite and Stanford shall not have any obligation of confidentiality with respect to information that:

(A)	that recipient can demonstrate by written records was previously known to it prior to its disclosure by the disclosing party;

(B)	that recipient can demonstrate by written records is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

(C)	that recipient can demonstrate by written records was obtained lawfully and without restrictions on the recipient from sources independent of the disclosing party; and

(D)

that is required to be disclosed by law, provided that the recipient uses reasonable efforts to give the disclosing party sufficient notice of such required disclosure to allow the disclosing party reasonable opportunity to object to, and to take legal action to prevent, such disclosure.

14.2

Upon termination of this Option, Graphite and Stanford will destroy or return any of the disclosing party’s Confidential Information in its possession within fifteen (15) days following the termination or expiration of this Option; provided, however, that a party shall not have any obligation to destroy the disclosing party’s Confidential Information contained in routine, electronic back-up files unless and until such Confidential Information is accessed; and provided further, however, that Graphite’s obligation to destroy Confidential Information of Stanford that relates to Licensed Products shall apply only to such Licensed Products that Graphite is obligated to destroy pursuant to Section 15. Each party also may, however, retain one copy of such Confidential Information for archival purposes in non-working files.

15.	DISPOSITION OF LICENSED PRODUCT

15.1

Graphite shall destroy those Licensed Products for an Option Field of Use (a) with respect to which Graphite undertook research or development activities in the exercise of its rights hereunder, (b) the making, using or selling of which is covered by an Optioned Patent and (c) that remain in the possession or control of Graphite or its Affiliates, within fifteen (15) days after any of the following events have occurred: (i) the date of termination or expiration of the Option with respect to the applicable Option Field of Use and Optioned Patent; or, (ii) the date of termination or expiration of the Option with respect to the applicable Option Field of Use and Optioned Patent, and Graphite has not exercised such Option under the terms set forth in Section 4 (Exercise of Option); or, (iii) the termination of negotiations where Graphite exercised the Option in accordance with Section 4 (Exercise of Option), but negotiations between Stanford and Graphite were terminated without an agreement on the terms of the Amended License Agreement or New License Agreement being reached. Graphite will provide Stanford within thirty (30) days following the destruction of such Licensed Products with written notice that they have been destroyed.

16.	ASSIGNMENT

16.1

Graphite may not assign this Agreement except in connection with a permitted assignment of the Existing License Agreement. Upon a permitted assignment of this Agreement, Graphite will be released of liability under this Agreement and the term “Graphite” in this Agreement refer solely to the applicable assignee.

17.	NOTICES

All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to Graphite are mailed or emailed to:

Graphite Bio, Inc.

[***]

with a copy (which shall not constitute notice) to:

Goodwin Procter, LLP

Attn: Richard Hoffman

Email: [***]

100 Northern Avenue

Boston, MA 02210

All financial invoices to Graphite (i.e., accounting contact) are e-mailed to:

Accounts Payable

[***]

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

[***]

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

[***]

Either party may change its address with written notice to the other party.

18.	MISCELLANEOUS

18.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

18.2

Scope of Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. No representative of Stanford or Graphite has been authorized to make any representation, warranty, or promise not contained herein.

18.3

Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

18.4

Compliance with Laws. Graphite shall comply with all applicable international, national, state, regional and local laws and regulations in performing its obligations hereunder and in its use or manufacture of the Licensed Products or practice of the Optioned Patent or Optioned Technology. Graphite will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

18.5

Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Graphite submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Graphite or constitutes an inconvenient or improper forum.

18.6	Headings. No headings in this Agreement affect its interpretation.

18.7

Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

The parties execute this Agreement by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Mona Wan
Name:	Mona Wan
Title:	Associate Director
Date:	4/12/2021

GRAPHITE BIO, INC.

Signature:	/s/ Josh Lehrer
Name:	Josh Lehrer
Title:	CEO
Date:	4/12/2021

Exhibit A

Technology:

[Intentionally Left Blank]

Exhibit B – Optioned Patents

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